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                                                                   Exhibit 21.1

                               COLORADO MEDTECH, INC.

                       Subsidiaries of Colorado MEDtech, Inc.

1.   Novel Biomedical, Inc., a Minnesota corporation.

2.   BioMed Y2K, Inc., a Colorado corporation